Calculation of Filing Fee Tables
S-3
AMGEN INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Rights to Purchase Common Stock or Preferred Stock	457(r)				0.0001381
Fees to be Paid	6	Other	Securities Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Securities Purchase Units	457(r)				0.0001381
Fees to be Paid	8	Other	Depositary Shares	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1a. Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act, as amended. 1b. Represents securities that may be offered and sold from time to time in one or more offerings. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. 1c. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[2]	See offering Note 1.

[3]	See offering Note 1.

[4]	See offering Note 1. The warrants covered by this registration statement may be warrants to purchase debt securities, common stock, preferred stock or depositary shares.

[5]	See offering Note 1.

[6]	See offering Note 1.

[7]	See offering Note 1.

[8]	See offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A